Smartsheet Inc. Announces Second Quarter Fiscal Year 2022 Results

•Second quarter total revenue grew 44% year over year to $131.7 million
•Second quarter calculated billings grew 47% year over year to $142.9 million
•Second quarter net operating cash flow was positive $1.8 million, net free cash flow was negative $3.5 million

BELLEVUE, Wash. - September 7, 2021 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for dynamic work, today announced financial results for its second fiscal quarter ended July 31, 2021.

“Our strong results this quarter reflect the continued rapid adoption of our platform in new deals and expansion within existing customers,” said Mark Mader, President and CEO of Smartsheet. “Across the globe, customers choose Smartsheet to manage programs at scale, automate workflows across systems, and rapidly configure no code solutions. Looking ahead, we’re committed to continue innovating with our customers to create new, more powerful ways of working in a hybrid world.”

Second Quarter Fiscal 2022 Financial Highlights

•Revenue: Total revenue was $131.7 million, an increase of 44% year over year. Subscription revenue was $121.1 million, an increase of 45% year over year. Professional services revenue was $10.6 million, an increase of 40% year over year.

•Operating Loss: GAAP operating loss was $43.6 million, or 33% of total revenue, compared to GAAP operating loss of $26.7 million, or 29% of total revenue, in the second quarter of fiscal 2021. Non-GAAP operating loss was $5.2 million, or 4% of total revenue, compared to non-GAAP operating loss of $7.4 million, or 8% of total revenue, in the second quarter of fiscal 2021.

•Net Loss: GAAP net loss was $44.2 million, compared to GAAP net loss of $26.6 million in the second quarter of fiscal 2021. GAAP net loss per share was $0.35, compared to GAAP net loss per share of $0.22 in the second quarter of fiscal 2021. Non-GAAP net loss was $5.8 million, compared to non-GAAP net loss of $7.2 million in the second quarter of fiscal 2021. Non-GAAP net loss per share was $0.05, compared to non-GAAP net loss per share of $0.06 in the second quarter of fiscal 2021.

•Cash Flow: Net operating cash flow was positive $1.8 million, compared to net operating cash flow of negative $1.3 million in the second quarter of fiscal 2021. Net free cash flow was negative $3.5 million, compared to negative $4.4 million in the second quarter of fiscal 2021.

Second Quarter Fiscal 2022 Business Highlights

•The number of all customers with annualized contract values ("ACV") of $5,000 or more grew to 13,420, an increase of 34% year over year
•The number of all customers with ACV of $50,000 or more grew to 1,856, an increase of 64% year over year
•The number of all customers with ACV of $100,000 or more grew to 748, an increase of 73% year over year
•Average ACV per domain-based customer increased to $5,915, an increase of 42% year over year
•Dollar-based net retention rate was 128%

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the third quarter of fiscal 2022, the Company currently expects:
•Total revenue of $138 million to $139 million, representing year-over-year growth of 39% to 40%
•Calculated billings of $149 million to $150 million, representing year-over-year growth of 33% to 34%
•Non-GAAP operating loss of $15 million to $12 million
•Non-GAAP net loss per share of $0.12 to $0.10, assuming basic and diluted weighted average shares outstanding of approximately 126 million
•Net free cash flow of negative $17 million to $15 million

For the full fiscal year 2022, the Company currently expects:
•Total revenue of $530 million to $533 million, representing year-over-year growth of 37% to 38%
•Calculated billings of $619 million to $622 million, representing year-over-year growth of 37% to 38%
•Non-GAAP operating loss of $55 million to $45 million
•Non-GAAP net loss per share of $0.44 to $0.36, assuming basic and diluted weighted average shares outstanding of approximately 125 million

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on September 7, 2021. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (877) 274-9243, or +1 (647) 689-5417 (outside of the US). The conference ID is 1083435. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 585-8367 or +1 (416) 621-4642 (outside of the US). The dial-in replay will be available until the end of day on September 14, 2021. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the third fiscal quarter ending October 31, 2021 and the full fiscal year ending January 31, 2022, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the impact of the COVID-19 pandemic, our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define non-GAAP operating loss as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, and litigation expenses and settlements related to matters that are outside the ordinary course of our business. We define non-GAAP net loss as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating loss. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on finance lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.
Definitions of Business Metrics
Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for dynamic work. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at
https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue
Subscription	$121,110	$83,622	$229,123	$160,785
Professional services	10,626	7,600	19,695	15,924
Total revenue	131,736	91,222	248,818	176,709
Cost of revenue
Subscription	18,339	12,696	36,902	24,477
Professional services	9,127	6,322	17,136	12,982
Total cost of revenue	27,466	19,018	54,038	37,459
Gross profit	104,270	72,204	194,780	139,250
Operating expenses
Research and development	39,079	28,089	75,553	54,080
Sales and marketing	77,120	53,779	148,499	108,562
General and administrative	31,621	17,046	52,639	32,142
Total operating expenses	147,820	98,914	276,691	194,784
Loss from operations	(43,550)	(26,710)	(81,911)	(55,534)
Interest income	12	92	23	1,419
Other income (expense), net	(564)	134	763	(80)
Loss before income tax provision	(44,102)	(26,484)	(81,125)	(54,195)
Income tax provision	66	75	115	148
Net loss and comprehensive loss	$(44,168)	$(26,559)	$(81,240)	$(54,343)
Net loss per share, basic and diluted	$(0.35)	$(0.22)	$(0.65)	$(0.46)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	125,210	119,921	124,669	119,400

Share-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss was as follows (in thousands, unaudited):

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

Cost of subscription revenue	$1,602	$1,113	$3,097	$2,008
Cost of professional services revenue	941	566	1,614	999
Research and development	10,024	6,199	18,331	11,327
Sales and marketing	10,315	6,738	18,971	11,844
General and administrative	5,751	3,544	10,479	6,400
Total share-based compensation expense*	$28,633	$18,160	$52,492	$32,578
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	July 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$442,801	$442,200
Accounts receivable, net of allowances of $5,679 and $6,933, respectively	91,082	102,648
Prepaid expenses and other current assets	25,525	13,524
Total current assets	559,408	558,372
Restricted cash	18	18
Deferred commissions	74,092	60,529
Property and equipment, net	35,526	28,613
Operating lease right-of-use assets	73,685	81,081
Intangible assets, net	49,097	54,139
Goodwill	125,605	125,605
Other long-term assets	3,302	3,432
Total assets	$920,733	$911,789
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,826	$2,851
Accrued compensation and related benefits	51,479	47,861
Other accrued liabilities	19,007	17,263
Operating lease liabilities, current	17,298	17,059
Deferred revenue	249,893	222,689
Total current liabilities	339,503	307,723
Operating lease liabilities, non-current	65,245	71,925
Deferred revenue, non-current	933	1,308
Other long-term liabilities	3,904	3,904
Total liabilities	409,585	384,860
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of July 31, 2021 and January 31, 2021	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 125,622,097 shares issued and outstanding as of July 31, 2021; 500,000,000 shares authorized, 123,272,902 shares issued and outstanding as of January 31, 2021	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of July 31, 2021; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2021	—	—
Additional paid-in capital	963,825	898,366
Accumulated deficit	(452,677)	(371,437)
Total shareholders’ equity	511,148	526,929
Total liabilities and shareholders’ equity	$920,733	$911,789

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2021	2020
Cash flows from operating activities
Net loss	$(81,240)	$(54,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	52,193	32,468
Depreciation and amortization of property and equipment	4,785	5,926
Amortization of deferred commission costs	19,734	14,076
Unrealized foreign currency (gain) loss	222	(9)
Amortization of intangible assets	5,042	1,699
Non-cash operating lease costs	7,396	5,613
Changes in operating assets and liabilities:
Accounts receivable	11,522	2,301
Prepaid expenses and other current assets	(11,586)	(2,273)
Other long-term assets	64	(2,041)
Accounts payable	(974)	(6,127)
Other accrued liabilities	1,282	(567)
Accrued compensation and related benefits	3,267	(14,912)
Deferred commissions	(33,298)	(17,557)
Other long-term liabilities	—	4,736
Deferred revenue	26,828	10,448
Operating lease liabilities	(6,436)	(5,041)
Net cash used in operating activities	(1,199)	(25,603)
Cash flows from investing activities
Proceeds from early termination of short-term investments	—	50,532
Purchases of property and equipment	(6,975)	(1,989)
Capitalized internal-use software development costs	(3,556)	(3,711)
Payments for business acquisitions, net of cash acquired	—	(956)
Net cash provided by (used in) investing activities	(10,531)	43,876
Cash flows from financing activities
Payments on principal of finance leases	—	(1,347)
Payments of deferred offerings costs	—	(59)
Proceeds from exercise of stock options	7,085	7,465
Taxes paid related to net share settlement of restricted stock units	(3,467)	(1,470)
Proceeds from Employee Stock Purchase Plan	9,191	7,049
Net cash provided by financing activities	12,809	11,638
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(185)	45
Net increase in cash, cash equivalents, and restricted cash	894	29,956
Beginning of period	442,348	516,789
End of period	$443,242	$546,745

Supplemental disclosures
Cash paid for interest	$—	$84
Cash paid for income taxes	118	71
Right-of-use assets obtained in exchange for new operating lease liabilities	—	13,069
Accrued purchases of property and equipment (including internal-use software)	1,285	819
Share-based compensation expense capitalized in internal-use software development costs	963	897

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(dollars in thousands)
Loss from operations	$(43,550)	$(26,710)	$(81,911)	$(55,534)
Add:
Share-based compensation expense*	28,633	18,160	52,492	32,578
Amortization of acquisition-related intangible assets	2,517	845	5,034	1,689
One-time acquisition costs	—	334	17	342
Litigation expenses and settlements**	7,250	—	7,250	—
Non-GAAP operating loss	$(5,150)	$(7,371)	$(17,118)	$(20,925)

Operating margin	(33)%	(29)%	(33)%	(31)%
Non-GAAP operating margin	(4)%	(8)%	(7)%	(12)%
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
**Relates to matters that are outside the ordinary course of our business.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(in thousands)
Net loss	$(44,168)	$(26,559)	$(81,240)	$(54,343)
Add:
Share-based compensation expense*	28,633	18,160	52,492	32,578
Amortization of acquisition-related intangible assets	2,517	845	5,034	1,689
One-time acquisition costs	—	334	17	342
Litigation expenses and settlements**	7,250	—	7,250	—
Non-GAAP net loss	$(5,768)	$(7,220)	$(16,447)	$(19,734)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
**Relates to matters that are outside the ordinary course of our business.

Anti-dilutive shares (in thousands)

	July 31,
	2021	2020
Shares subject to outstanding common stock awards	11,315	13,103
Shares issuable pursuant to the 2018 Employee Stock Purchase Plan	143	145
Total potentially dilutive shares	11,458	13,248

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(in thousands)
Net cash provided by (used in) operating activities	$1,762	$(1,318)	$(1,199)	$(25,603)
Less:
Purchases of property and equipment	(3,755)	(971)	(6,975)	(1,989)
Capitalized internal-use software development costs	(1,539)	(1,467)	(3,556)	(3,711)
Payments on principal of finance leases	—	(667)	—	(1,347)
Free cash flow	$(3,532)	$(4,423)	$(11,730)	$(32,650)

Reconciliation from revenue to calculated billings

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(in thousands)
Total revenue	$131,736	$91,222	$248,818	$176,709
Add:
Deferred revenue (end of period)	250,826	169,258	250,826	169,258
Less:
Deferred revenue (beginning of period)	239,667	163,214	223,997	158,809
Calculated billings	$142,895	$97,266	$275,647	$187,158

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q3 FY 2022		FY 2022
	Low	High	Low	High

	(in millions)
Loss from operations	$(51.5)	$(48.5)	$(201.4)	$(191.4)
Add:
Share-based compensation expense*	34.0	34.0	129.0	129.0
Amortization of acquisition-related intangible assets	2.5	2.5	10.1	10.1
One-time acquisition costs	—	—	—	—
Litigation expenses and settlements**	—	—	7.3	7.3
Non-GAAP operating loss	$(15.0)	$(12.0)	$(55.0)	$(45.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
**Relates to matters that are outside the ordinary course of our business.

Reconciliation from GAAP to non-GAAP net loss guidance

	Q3 FY 2022		FY 2022
	Low	High	Low	High

	(in millions)
Net loss	$(51.5)	$(48.5)	$(201.4)	$(191.4)
Add:
Share-based compensation expense*	34.0	34.0	129.0	129.0
Amortization of acquisition-related intangible assets	2.5	2.5	10.1	10.1
One-time acquisition costs	—	—	—	—
Litigation expenses and settlements**	—	—	7.3	7.3
Non-GAAP net loss	$(15.0)	$(12.0)	$(55.0)	$(45.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
**Relates to matters that are outside the ordinary course of our business.

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Chrissy Vaughn
pr@smartsheet.com